Nationwide Life Insurance Company
[P.O. Box 182021]
Columbus, OH[43218-2021]
[1-800-321-6064]

Schwab Custom Solutions® II Variable Annuity
Application for
Individual Flexible Purchase Payment
Variable Deferred Annuity
Minimum Initial Purchase Payment of $5,000

1. Parties to the Contract *Please print.*

1a. Contract Owner

First Name: John MI: Q Last Name: Doe

Employer/Trust Name (if applicable):
(Trust document and Non-Natural Owner Form required.)

Date of Birth: 01/01/1956 Sex: ☒ M ☐ F Soc. Sec. No. or Tax ID: 1 2 3 4 5 6 7 8 9

Street: 123 Anystreet

City: Anycity State: Anystate ZIP: 12345

1b. Joint/Contingent Owner

Check **one** box only: ☒ Joint Owner *(Limited to spouses, except in HI and NJ.)*
☐ Contingent Owner *(Available only with Non-Qualified Contracts.)*

First Name: Jane MI: M Last Name: Doe

Date of Birth: 12/01/1961 Sex: ☐ M ☒ F Soc. Sec. No. or Tax ID: 987 - 65 - 4321

Address: ☒ Same address as owner Street:

City: State: ZIP:

1c. Annuitant *Complete only if different from Contract Owner. (Annuitant must be age 85 or younger.)*

First Name: MI: Last Name:

Date of Birth: Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: - -

Address: ☐ Same address as owner Street:

City: State: ZIP:

1d. Spousal Protection/Co-Annuitant *(Must be age 85 or younger. No added charge.* ***Not available with CRTs.****)*

Spousal Protection is available only with the One-Year Enhanced Death Benefit Option and the Return of Premium Death Benefit Option. With Spousal Protection, both spouses will automatically be Primary Beneficiaries.

☐ Same as Joint Owner

First Name: MI: Last Name:

Date of Birth: Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: - -

Address: ☐ Same address as owner Street:

City: State: ZIP:

1e. Contingent Annuitant *(Must be age 85 or younger.)*

First Name: MI: Last Name:

Date of Birth: Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: - -

Address: ☐ Same address as owner Street:

City: State: ZIP:

1f. Beneficiaries

Allocation to all Primary Beneficiaries must equal 100%. Contingent Beneficiaries must also equal 100%.

STOP *If you elected Spousal Protection/Co-Annuitant (Section 1d), provide contingent beneficiaries only.*

Check one: First Name: John MI: Q Last Name: Doe

☒ Primary Relationship to Annuitant: Self Allocation (whole % only): 100 %

☐ Contingent Social Security Number: 123 – 45 – 6789 Date of Birth: 01/01/1956

Check one: First Name: Jane MI: M Last Name: Doe

☒ Primary Relationship to Annuitant: Wife Allocation (whole % only): 100 %

☐ Contingent Social Security Number: 987 – 65 – 4321 Date of Birth: 12/01/1961

Check one: First Name: MI: Last Name:

☐ Primary Relationship to Annuitant: Allocation (whole % only): %

☐ Contingent Social Security Number: – – Date of Birth:

Check one: First Name: MI: Last Name:

☐ Primary Relationship to Annuitant: Allocation (whole % only): %

☐ Contingent Social Security Number: – – Date of Birth:

If more than four Beneficiaries, list additional names on Beneficiary Options form (in New Business Enrollment Forms Packet).

2. Contract Information

2a. Contract Type *Must specify by checking one box.*

☒ Non-Qualified

☐ IRA – Tax Year:

☐ Roth IRA – Tax Year:

☐ SIMPLE IRA*

☐ SEP IRA*

☐ 401(k)*

☐ 401(a)* (Investment Only)

☐ CRT* (Charitable Remainder Trust) ***Not available in NJ.***

** Additional forms required. Please see the forms table in the New Business Enrollment Packet.*

2b. Purchase Payment

Approximate Amount: $ 5,000 **$5,000 initial minimum for Non-Qualified and CRTs ($3,000 for all other contract types).**

Payment Submitted Via: ☒ Check ☐ Wire ☐ 1035(a) Exchange* ☐ Transfer/Rollover*

** Additional forms required. Please see the forms table in the New Business Enrollment Packet.*

3. Contract Options

Election of Packages in this section may increase the Variable Account charges on your contract. Consult your prospectus.

You must choose only 1 package from 1 through 8 below.

☐ **Package 1**

Includes:

- Return of Premium Death Benefit Option

To elect your investment option(s), please skip Section 4 and complete either Section 5a or 5b.

☐ **Package 2** *(Annuitant/Co-Annuitant, age 80 or younger.)*

Includes:

- One-Year Enhanced Death Benefit Option

To elect your investment option(s), please skip Section 4 and complete either Section 5a or 5b.

☐ **Package 3** *(Contract Owner, or Annuitant in the case of non-natural Contract Owner, must be between the age of 45 and 85.)*

Includes:

- The Nationwide Lifetime Income Option[SM] (L.Inc)
- Return of Contract Value Death Benefit

To elect your investment option(s), please complete Section 4 a and b and skip Sections 4c, 5a and 5b.

☐ **Package 4** *(Contract Owner, or Annuitant in the case of non-natural Contract Owner, must be between the age of 45 and 85.)*

Includes:

- The Nationwide Lifetime Income Option[SM] (L.Inc)
- Return of Premium Death Benefit Option

To elect your investment option(s), please complete Section 4 a and b and skip Sections 4c, 5a and 5b.

☐ **Package 5** *(Contract Owner, or Annuitant in the case of non-natural Contract Owner, must be between the age of 45 and 80.)*

Includes:

- The Nationwide Lifetime Income Option[SM] (L.Inc)
- One-Year Enhanced Death Benefit Option

To elect your investment option(s), please complete Section 4 a and b and skip Sections 4c, 5a and 5b.

☒ **Package 6** *(Both spouses must be between the age of 45 and 85.)*

Includes:

- The Nationwide Lifetime Income Option[SM] (L.Inc)
- Spousal Continuation Benefit
- Return of Contract Value Death Benefit

To elect your investment option(s), please complete Section 4 a, b and c and skip Sections 5a and 5b.

☐ **Package 7** *(Both spouses must be between the age of 45 and 85.)*

Includes:

- The Nationwide Lifetime Income Option[SM] (L.Inc)
- Spousal Continuation Benefit
- Return of Premium Death Benefit Option

To elect your investment option(s), please complete Section 4 a, b and c and skip Sections 5a and 5b.

☐ **Package 8** *(Both spouses must be between the age of 45 and 80.)*

Includes:

- The Nationwide Lifetime Income Option[SM] (L.Inc)
- Spousal Continuation Benefit
- One-Year Enhanced Death Benefit Option

To elect your investment option(s), please complete Section 4 a, b and c and skip Sections 5a and 5b.

Complete this page if you have selected package 3 through 8 in Section 3. Please skip Section 5 and continue with Section 6.

4. The Nationwide Lifetime Income Option℠ (L.Inc)

4a. Select one or more funds from Box 1, or one investment option from Box 2.

1 *Whole percentages only. Must add up to 100%.*

%	Fund
50 %	American Funds NVIT Asset Allocation Fund
50 %	Nationwide NVIT Investor Dest. Conservative Fund
%	Nationwide NVIT Investor Dest. Moderately Conservative Fund
%	Nationwide NVIT Investor Dest. Moderate Fund
%	Nationwide NVIT Investor Dest. Moderately Aggressive Fund
= 100%	

or

2 *Elect **one** option only. **100%** of the money in the contract will be allocated to option elected.*

- ☐ American Funds Option (34% American Funds NVIT Growth-Income Fund, 33% American Funds NVIT Asset Allocation Fund, 33% American Funds NVIT Bond Fund)
- ☐ Balanced Option (50% Nationwide NVIT Investor Dest. Moderate Fund and 50% Nationwide NVIT Investor Dest. Moderately Conservative Fund)
- ☐ Capital Appreciation Option (50% Nationwide NVIT Investor Dest. Moderate Fund and 50% Nationwide NVIT Investor Dest. Moderately Aggressive Fund)

STOP Nationwide Allocation Architect Models require a signed customer agreement which is located in the New Business Enrollment Packet.

- ☐ Nationwide Allocation Architect –Conservative Model
- ☐ Nationwide Allocation Architect –Moderately Conservative Model
- ☐ Nationwide Allocation Architect –Balanced Model
- ☐ Nationwide Allocation Architect – Moderate Model
- ☐ Nationwide Allocation Architect –Capital Appreciation Model
- ☐ Nationwide Allocation Architect– Moderately Aggressive Model

STOP Nationwide Custom Portfolio requires submission of a Custom Portfolio Administrative form which is located in the New Business Enrollment Packet.

- ☐ Nationwide Custom Portfolio

4b. When do you anticipate beginning withdrawals?

- ☐ Immediately (Please complete the L.Inc Administrative form in the New Business Enrollment Packet.)
- ☐ In ______ years
- ☒ Not Sure

4c. Electing Spousal Continuation Benefit

☒ **Spousal Continuation Benefit** ☐ Same as Co-Annuitant

First Name: Jane MI: M Last Name: Doe

Date of Birth: 12/01/1961 Sex: ☐M ☒F Soc. Sec. No. or Tax ID: 987- 65 - 4321

By electing the Spousal Continuation Benefit, you are naming your spouse as a Joint Determining Life. Please note that lifetime income percentage will be based on the age of the younger spouse. The Determining Life and Joint Determining Life must be named as sole Primary Beneficiaries in Section 1f.

5. Investment Options

Please select from Section 5a or 5b. (5b is located on page 6.)

5a. Nationwide Allocation Architect

STOP **Nationwide Allocation Architect Models require a signed customer agreement which is located in the New Business Enrollment Packet.**

Elect only **one** Model below.

- ☐ Nationwide Allocation Architect – Conservative Model
- ☐ Nationwide Allocation Architect – Moderately Conservative Model
- ☐ Nationwide Allocation Architect – Balanced Model
- ☐ Nationwide Allocation Architect – Moderate Model
- ☐ Nationwide Allocation Architect – Capital Appreciation Model
- ☐ Nationwide Allocation Architect – Moderately Aggressive Model
- ☐ Nationwide Allocation Architect – Aggressive Model

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5b. Purchase Payment Allocation and Disclosures *Must be whole percentages and must add up to 100%.*

*Funds designated by an * may include additional restrictions and/or charges. Please review the underlying fund prospectus carefully. The underlying investment options listed below are only available in variable annuity insurance products issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans. They are NOT offered to the general public directly.*

Asset Rebalancing – *Only the variable portion of the allocations will be rebalanced. Not available with packages 3 through 8.*

☐ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually

Consult your prospectus for reference to Share Class.

AIM Variable Insurance Funds
- % AIM V.I. Basic Value Fund
- % AIM V.I. Capital Appreciation Fund
- % AIM V.I. Capital Development Fund

American Century Variable Portfolios, Inc.
- % American Century VP International Fund*
- % American Century VP Mid Cap Value Fund
- % American Century VP Value Fund
- % American Century VP Vista Fund

American Century Variable Portfolios II, Inc.
- % American Century VP Inflation Protection Fund

Dreyfus
- % Dreyfus Investment Portfolios - Small Cap Stock Index Portfolio
- % Dreyfus Stock Index Fund, Inc.
- % Dreyfus Variable Investment Fund – Appreciation Portfolio

Federated Insurance Series
- % Federated Market Opportunity Fund II
- % Federated Quality Bond Fund II

Fidelity Variable Insurance Products Fund
- % VIP Contrafund® Portfolio
- % VIP Energy Portfolio*
- % VIP Equity-Income Portfolio
- % VIP Growth Portfolio
- % VIP Investment Grade Bond Portfolio
- % VIP Mid Cap Portfolio Bond Portfolio
- % VIP Overseas Portfolio*

Franklin Templeton Variable Insurance Products Trust
- % Franklin Income Securities Fund
- % Franklin Small Cap Value Securities Fund
- % Templeton Developing Markets Securities Fund*
- % Templeton Foreign Securities Fund*
- % Templeton Global Income Securities Fund*

Janus Aspen Series
- % Forty Portfolio
- % INTECH Risk-Managed Core Portfolio
- % International Growth Portfolio*

Lehman Brothers Advisers Management Trust
- % AMT Short Duration Bond Portfolio

MFS® Variable Insurance Trust
- % MFS Value Series

Nationwide Variable Insurance Trust (NVIT)
- % American Funds NVIT Asset Allocation Fund
- % American Funds NVIT Bond Fund
- % American Funds NVIT Global Growth Fund
- % American Funds NVIT Growth Fund
- % American Funds NVIT Growth-Income Fund
- % Federated NVIT High Income Bond Fund*
- % Gartmore NVIT Emerging Markets Fund*
- % Nationwide NVIT Global Health Sciences Fund*
- % Nationwide NVIT Global Technology and Communications Fund*
- % Nationwide NVIT Government Bond Fund
- % Nationwide NVIT Mid Cap Growth Fund
- % Nationwide NVIT Money Market Fund
- % Nationwide Multi-Manager NVIT Small Cap Growth Fund
- % Nationwide Multi-Manager NVIT Small Cap Value Fund
- % Nationwide Multi-Manager NVIT Small Company Fund
- % Nationwide NVIT U.S. Growth Leaders Fund
- % NVIT International Index Fund*
- % NVIT International Value Fund*
- % NVIT Mid Cap Index Fund
- % NVIT Nationwide® Fund
- % Van Kampen NVIT Comstock Value Fund
- % Van Kampen NVIT Multi Sector Bond Fund

Nationwide NVIT Investor Destinations Funds
- % Nationwide NVIT Investor Dest. Conservative Fund
- % Nationwide NVIT Investor Dest. Moderately Conservative Fund
- % Nationwide NVIT Investor Dest. Moderate Fund
- % Nationwide NVIT Investor Dest. Moderately Aggressive Fund
- % Nationwide NVIT Investor Dest. Aggressive Fund

Neuberger Berman Advisers Management Trust
- % AMT Fasciano Portfolio
- % AMT International Portfolio*
- % AMT Regency Portfolio
- % AMT Socially Responsive Portfolio

Oppenheimer Variable Account Funds
- % Oppenheimer Capital Appreciation Fund/VA
- % Oppenheimer Global Securities Fund/VA*
- % Oppenheimer High Income Fund/VA
- % Oppenheimer Main Street Fund®/VA
- % Oppenheimer Main Street Small Cap Fund®/VA

Schwab Annuity Portfolios
- % Schwab Money Market Portfolio™

T. Rowe Price Equity Series, Inc.
- % T. Rowe Price Blue Chip Growth Portfolio
- % T. Rowe Price Equity Income Portfolio
- % T. Rowe Price Limited Term Bond Portfolio

Van Kampen

The Universal Institutional Funds, Inc.
- % Core Plus Fixed Income Portfolio
- % U.S. Global Real Estate Portfolio

Passive Packaged Options *(Elect only one Option. 100% of money in the contract will be allocated to Option elected.)*
- ☐ Balanced Option (50% Nationwide NVIT Investor Dest. Moderate Fund and 50% Nationwide NVIT Investor Dest. Moderately Conservative Fund)
- ☐ Capital Appreciation Option (50% Nationwide NVIT Investor Dest. Moderate Fund and 50% Nationwide NVIT Investor Dest. Moderately Aggressive Fund)

MVA/Guar. Term Option (GTO)

$1,000 minimum for each MVA/GTO Option selected.

% 3 Year	% 7 Year
% 5 Year	% 10 Year

6. State Disclosures

Notice to MN, ND, SC, SD, TX and VT Residents Only: Annuity payments, death benefits, surrender values, and other Contract values provided by this Contract, when based on the investment experience of a separate account, or when subject to a Market Value Adjustment are variable, may increase or decrease in accordance with the fluctuations in the net investment factor or application of a Market Value Adjustment, as applicable, and are not guaranteed as to fixed-dollar amount, unless otherwise specified. A Market Value Adjustment may be assessed on any Guaranteed Term Options that have not matured just prior to Annuitization and would be in addition to the scheduled surrender penalty charge.

Additionally, any benefits, values or payments based on performance of the underlying investment options may vary and are NOT guaranteed by Nationwide Life Insurance Company, any other insurance company, by the U.S. Government, or any State Government. They are NOT federally insured by the FDIC, the Federal Reserve Board or any agency Federal or State.

Notice to AR, CO, KY, LA, ME, NM, OH and TN Residents Only: Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.

Notice to MN Residents Only: This Contract is not protected by the Minnesota Life and Health Insurance Guaranty Association or the Minnesota Insurance Guaranty Association. In the case of insolvency, payment of claims is not guaranteed. Only the assets of the Insurer will be available to pay your claims.

Notice to DC Residents Only: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

Notice to PR Residents: Any person who knowingly, or with the intention to defraud, includes false information in an application for insurance, or files, assists or abets in the filing of a fraudulent claim to obtain payment for a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony. If found guilty, said person shall be punished for each violation with a fine of no less than five thousand dollars ($5,000), not to exceed ten thousand ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances are present, the jail term may be reduced to a minimum of two (2) years.

Notice to OK Residents Only: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Notice to NJ Residents Only: Any person who includes false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

7. Contract Owner Signatures and Authorizations

☐ Yes ☒ No **Do you have existing life insurance or annuity contracts?**

☐ Yes ☒ No **Will the applied for Contract replace any existing life insurance or annuity contracts?**

STOP ***If you answered "yes" to EITHER question above, your state may require NAIC replacement forms. Please look in the New Business Enrollment Packet to see if your state requires additional NAIC replacement forms.***

The contract payments or values under the variable annuity provisions of the Contract are variable and are not guaranteed as to fixed dollar amount.

I understand the purpose and intent of this Contract is to offer benefits to single individuals and their beneficiaries. I hereby acknowledge that this Contract will not be used with other contracts issued by Nationwide to cover a single life with more than $1 million in premium without permission from Nationwide, and that I do not represent a corporate entity or institutional investor. I do not intend to assign any benefits under this contract to a corporate entity or institutional investor.

To the best of my knowledge and belief, I hereby represent my answers to the above questions and all statements herein to be accurate and complete. I acknowledge that I have received and understand the current prospectus for this variable annuity Contract. I also understand that the Guaranteed Term Options of the Multiple Maturity Account that have not matured (reached the Maturity Date) may be subject to an automatic Market Value Adjustment just prior to Annuitization.

When you sign this application, you are agreeing to the elections you have made and acknowledging your understanding of the terms and conditions described in this application. If you have any questions, ask your Registered Representative BEFORE you sign this application.

STOP **Contract Owner Must Sign Here:** X John Q. Doe

Joint Contract Owner Signature (if any): X Jane M. Doe

State In Which Application Was Signed: Anystate Date: November 19, 2007

Contract Owner's Daytime Phone Number: (222) 222-2222

Contract Owner's E-Mail Address: jdoe@abccompany.com

On this page, the Registered Representative MUST provide his or her information.

8. Registered Representative* Information *(Please print.)*

☐ Yes ☒ No Are you aware of any existing annuities or insurance owned by the applicant?

☐ Yes ☒ No Will the applied for Contract replace any existing life insurance or annuity contracts?

First Name: Thomas MI: A. Last Name: Moore

Phone: (555) 555-5555 Percentage 100 %

E-Mail: tmoore@abcbrokerage.com

Broker/Dealer Name: ABC Brokerage

SSN #: 321 – 45 – 6789 (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X Thomas A Moore

** Registered Representatives are Insurance Agents.*

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